As filed with the Securities and Exchange Commission on August 11, 2011

Registration No. 333- 171324

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4 ON FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VeriFone Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3692546
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600

San Jose, CA 95110

(Address of Principal Executive Offices)

Hypercom Corporation 2010 Equity Incentive Plan

Hypercom Corporation 2000 Broad-Based Stock Incentive Plan

Hypercom Corporation Nonemployee Directors’ Stock Option Plan

Hypercom Corporation Long-Term Incentive Plan

(Full Title of the Plans)

Albert Y. Liu

Executive Vice President, Corporate Development and General Counsel

VeriFone Systems, Inc.

2099 Gateway Place, Suite 600

San Jose, CA 95110

(408) 232-7800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller

Sarah P. Payne

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	339,226	(3)	(3)	(3)

(1)	This Registration Statement registers the issuance of Common Stock issuable pursuant to equity awards issued under the Hypercom Corporation 2010 Equity Incentive Plan, the Hypercom Corporation 2000 Broad-Based Stock Incentive Plan, the Hypercom Corporation Nonemployee Directors’ Stock Option Plan and the Hypercom Corporation Long-Term Incentive Plan, and assumed by the registrant as a result of the consummation on August 4, 2011 of the transaction contemplated by the Agreement and Plan of Merger, dated as of November 17, 2010, among the Registrant, Hypercom Corporation and Honey Acquisition Co.
(2)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock as may be issuable as a result of any stock splits, stock dividends or similar events.
(3)	All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the registrant’s Registration Statement on Form S-4 (No. 333–171324), which registered a total of 16,593,522 shares of the registrant’s common stock, par value $0.01 per share, including the 339,226 shares being registered hereby.

EXPLANATORY NOTE

The registrant hereby amends its Registration Statement on Form S-4 (No. 333-171324) by filing this Post–Effective Amendment No. 2 to Form S-4 on Form S-8 (the “Form S-8”) relating to the offer and sale of 339,226 shares of the registrant’s common stock issuable upon the exercise of equity awards granted pursuant to equity compensation plans of Hypercom Corporation, which became a wholly-owned subsidiary of the registrant on August 4, 2011. These securities were initially registered by the registrant on the Registration Statement on Form S–4 (No. 333–171324) which became effective on January 12, 2011 (the “Form S-4”). The Form S-8 is being filed to convert 339,226 shares of the registrant’s common stock covered by the Form S-4 to be covered by the Form S-8.

All filing fees payable in connection with the registration of the shares of the registrant’s common stock covered by the Form S-4 were paid by the registrant at the time of the initial filing of the Form S-4.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 AND 2.	PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Hypercom Corporation 2010 Equity Incentive Plan, the Hypercom Corporation 2000 Broad-Based Stock Incentive Plan, the Hypercom Corporation Nonemployee Directors’ Stock Option Plan, and the Hypercom Corporation Long-Term Incentive Plan (together, the “Plans”), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the Commission allow VeriFone Systems, Inc. (the “Company”, “VeriFone” or the “Registrant”) to “incorporate by reference” information into this Registration Statement. The Registrant incorporates herein by reference the following documents, which have been filed by the Registrant with the Commission:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 (Commission File No. 001-32465), filed with the Commission on December 21, 2010;

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the financial statements included in the Annual Report on Form 10-K referred to in (1) above; and

3.	The description of the Company’s Common Stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock offered by this prospectus is being passed upon by Albert Y. Liu, Executive Vice President, Corporate Development and General Counsel of VeriFone. As of the date of this prospectus, Mr. Liu beneficially owns approximately 21,875 shares of our common stock including options exercisable within sixty (60) days of the date of the registration statement.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. VeriFone’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with any threatened, pending or completed actions, suits or proceedings in which such a person is made a party by reason of being or having been a director, officer, employee or agent of the corporation, subject to certain limitations. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eight of VeriFone’s certificate of incorporation provides for indemnification by VeriFone of its directors, officers and employees to the fullest extent permitted by the DGCL.

The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to VeriFone with respect to indemnification payments that it may make to such directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number

4.1	Hypercom Corporation 2010 Equity Incentive Plan.

4.2	Hypercom Corporation 2000 Broad-Based Stock Incentive Plan.

4.3	First Amendment to Hypercom Corporation 2000 Broad-Based Stock Incentive Plan.

4.4	Hypercom Corporation Nonemployee Directors’ Stock Option Plan.

4.5	First Amendment to Hypercom Corporation Nonemployee Directors’ Stock Option Plan.

4.6	Second Amendment to Hypercom Corporation Nonemployee Directors’ Stock Option Plan.

4.7	Hypercom Corporation Long-Term Incentive Plan.

4.8	First Amendment to Hypercom Corporation Long-Term Incentive Plan.

4.9	Specimen Stock Certificate (1)

4.10	Amended and Restated Certificate of Incorporation, as amended (2)

4.11	Form of Amended and Restated Bylaws (3)

4.12	Amendment No. 1 to the Bylaws of VeriFone Holdings, Inc. (4)

5.1	Opinion of Albert Y. Liu.

23.1	Consent of Ernst & Young LLP relating to the consolidated financial statements of VeriFone Systems, Inc.

23.2	Consent of Ernst & Young LLP relating to the consolidated financial statements of Hypercom Corporation.

23.3	Consent of Albert Y. Liu (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.
(1)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 18, 2005.
(2)	Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed on December 21, 2010.
(3)	Incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 29, 2005.
(4)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on April 3, 2008.

ITEM 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, California, on August 11, 2011.

VERIFONE SYSTEMS, INC.

By:	/s/ DOUGLAS G. BERGERON
Name:	Douglas G. Bergeron
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS G. BERGERON	Chief Executive Officer (principal executive officer)	August 11, 2011
Douglas G. Bergeron

* Robert Dykes	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	August 11, 2011

*	Director	August 11, 2011
Robert W. Alspaugh

*	Director	August 11, 2011
Leslie G. Denend

*	Director	August 11, 2011
Alex W. Hart

*	Director	August 11, 2011
Robert B. Henske

*	Director	August 11, 2011
Richard McGinn

*	Director	August 11, 2011
Eitan Raff

*	Director	August 11, 2011
Jeffrey E. Stiefler

*	Charles R. Rinehart Chairman of the Board of Directors	August 11, 2011
Charles R. Rinehart

*By:	/S/ DOUGLAS G. BERGERON
Douglas G. Bergeron Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number

4.1	Hypercom Corporation 2010 Equity Incentive Plan.

4.2	Hypercom Corporation 2000 Broad-Based Stock Incentive Plan.

4.3	First Amendment to Hypercom Corporation 2000 Broad-Based Stock Incentive Plan.

4.4	Hypercom Corporation Nonemployee Directors’ Stock Option Plan.

4.5	First Amendment to Hypercom Corporation Nonemployee Directors’ Stock Option Plan.

4.6	Second Amendment to Hypercom Corporation Nonemployee Directors’ Stock Option Plan.

4.7	Hypercom Corporation Long-Term Incentive Plan.

4.8	First Amendment to Hypercom Corporation Long-Term Incentive Plan.

4.9	Specimen Stock Certificate (1)

4.10	Amended and Restated Certificate of Incorporation, as amended (2)

4.11	Form of Amended and Restated Bylaws (3)

4.12	Amendment No. 1 to the Bylaws of VeriFone Holdings, Inc. (4)

5.1	Opinion of Albert Y. Liu.

23.1	Consent of Ernst & Young LLP relating to the consolidated financial statements of VeriFone Systems, Inc.

23.2	Consent of Ernst & Young LLP relating to the consolidated financial statements of Hypercom Corporation.

23.3	Consent of Albert Y. Liu (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.

(1)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 18, 2005.
(2)	Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed on December 21, 2010.
(3)	Incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed on April 29, 2005.
(4)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on April 3, 2008.